Exhibit 99.1

Tempest Reports First Quarter 2026 Financial Results and

Provides Business Update

Announced positive interim data from the ongoing REDEEM-1 Phase 1/2a trial of TPST-2003 in patients with relapsed/refractory multiple myeloma (rrMM)

Announced Cincinnati Children’s Applied Gene and Cell Therapy Center (“AGCTC”) as Lead Manufacturing Partner

Appointed Andrew Fang, Ph.D., as Head of Business Development

Brisbane, CA, May 14, 2026 – Tempest Therapeutics, Inc. (Nasdaq: TPST) (“Tempest”), a clinical-stage biotechnology company developing a pipeline of advanced CAR-T cell therapy product candidates to treat cancer, today reported financial results for the quarter ended March 31, 2026, and provided a corporate update.

“We made strong progress in the first quarter as we continued to execute across our lead program TPST-2003,” said Matt Angel, Ph.D., President and Chief Executive Officer of Tempest. “We advanced key activities supporting the planned initiation of our U.S. registrational study of TPST-2003 in patients with rrMM, including announcing our lead manufacturing partner AGCTC and taking delivery of the TPST-2003 lentiviral vector, a critical component in the manufacturing of TPST-2003. At the same time, we strengthened our ability to unlock value across our remaining portfolio with the appointment of Andrew Fang, Ph.D., as our Head of Business Development, whose focus on strategic partnerships, licensing and corporate transactions will help position us for long-term growth. We believe these milestones further reinforce our momentum and our path toward delivering meaningful impact for patients and shareholders alike.”

Recent Highlights

•
TPST-2003
•
Positive interim results across two ongoing clinical trials (REDEEM-1 Phase 1/2a trial of TPST-2003 in patients with rrMM, and POEMS-1 Phase 1 trial evaluating TPST-2003 in the rare disease, POEMS syndrome), both of which are being sponsored and conducted by Tempest’s partner, Novatim Immune Therapeutics:
▪
100% complete response (CR) rate among all 15 CAR-T-naïve efficacy evaluable patients treated with TPST-2003 across REDEEM-1 and POEMS-1 trials.
▪
Favorable safety profile with no Grade ≥3 cytokine release syndrome (CRS) or immune effector cell-associated neurotoxicity syndrome (ICANS) in REDEEM-1 trial appears to be emerging as a potentially differentiating attribute in its class.
▪
Prior investigator-initiated trial (IIT) reached median progression free survival (PFS) of 23.1 months, including in patients with extramedullary disease.
▪
44 patients with rrMM treated to date across three studies.
•
The selection of Cincinnati Children’s AGCTC as the lead contract development and manufacturing partner to conduct the formal technology transfer of TPST-2003, Tempest’s dual-targeting CD19/BCMA CAR-T therapy under development for the treatment of relapsed/refractory multiple myeloma (rrMM). Further to the selection of AGCTC as lead partner, AGCTC took delivery of the TPST-2003 lentiviral vector, a critical component used in the manufacturing of TPST-2003, supporting plans to initiate the first potentially registrational study to evaluate a dual-targeting CAR-T therapy in patients with rrMM, including patients who are experiencing extramedullary disease (EMD), later this year.
•
Corporate:
•
Announced the appointment of Andrew Fang, Ph.D., as Head of Business Development. In his role, Dr. Fang will lead Tempest’s global business development efforts, including strategic partnerships, cross-border licensing and corporate transactions, with a particular focus on expanding Tempest’s outreach and partnering efforts in China.
•
Announced closing of strategic asset acquisition of new dual-targeting CAR-T assets from Factor Bioscience Inc. and Erigen LLC (“Asset Acquisition”).
▪
The transaction brought Tempest a portfolio of next-generation CAR-T assets, including TPST-2003, a clinical-stage dual-targeting CD-19/BCMA CAR-T with strategic partner-funded biologics license application (“BLA”) filing in China planned for 2027.

•
In March 2026, Tempest announced up to $6 million private placement (the “2026 Offering”) of common stock and warrants, with $2 million upfront and up to $4 million of potential aggregate gross proceeds upon the exercise in full of warrants, subject to shareholder approval.

Financial Results

First Quarter 2026

•
Tempest ended the quarter with $1.8 million in cash and cash equivalents, compared to $7.7 million on December 31, 2025. The decrease was primarily due to one-time transaction-associated costs incurred prior to or upon closing the Asset Acquisition, offset by net proceeds from the 2026 Offering of $1.7 million.
•
Net loss and net loss per share for the quarter were $27.7 million and $2.53, respectively, compared to $10.9 million and $3.16, respectively, for the three months ended March 31, 2025.
•
Research and development expenses for the quarter were $0.1 million compared to $7.6 million for the three months ended March 31, 2025. The $7.5 million decrease was primarily due to a decrease in costs incurred as a result of re-prioritizing efforts towards exploring strategic alternatives initiated in April 2025 and resulting in the Asset Acquisition completed in February 2026.
•
General and administrative expenses for the quarter were $5.4 million compared to $3.3 million for the same period in 2025. The $2.1 million increase was primarily due to one-time costs resulting from the Asset Acquisition completed in February 2026.
•
Acquired in-process research and development expenses for the quarter were $22.1 million compared to nil for the three months ended March 31, 2025. Costs incurred prior to or upon closing the Asset Acquisition in the three months ended March 31, 2026 were expensed as acquired in-process research and development.

About Tempest Therapeutics

Tempest Therapeutics is a clinical-stage biotechnology company developing a pipeline of advanced CAR-T cell therapy product candidates to treat cancer. Tempest is headquartered in Brisbane, California. More information about Tempest can be found on the company’s website at https://www.tempesttx.com.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, concerning Tempest Therapeutics, Inc. These statements may discuss goals, intentions, and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Tempest Therapeutics, as well as assumptions made by, and information currently available to, management of Tempest Therapeutics. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “could”, “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “goal”, “suggest”, “target” and other similar expressions. All statements that are not historical facts are forward-looking statements, including but not limited to, statements regarding: Tempest Therapeutics’ plan to initiate the first potentially registrational study to evaluate a dual-targeting CAR-T therapy in patients with rrMM, focus on expanding Tempest’s outreach and partnering efforts in China, plans for BLA filing in China, and expectations regarding shareholder approval in connection with the 2026 Offering and the potential aggregate proceeds therefrom; anticipated therapeutic benefit and regulatory development of Tempest Therapeutics’ product candidates; and Tempest’s ability to promptly raise additional funds to further expand the Company’s cash runway. All forward-looking statements in this press release are based on Tempest Therapeutics’ current expectations, estimates and projections about its industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to Tempest Therapeutics’ need for additional capital to fund its planned programs and operations and to continue to operate as a going concern; unexpected safety or efficacy data observed during preclinical or clinical trials; the possibility that results from prior clinical trials and preclinical studies may not necessarily be predictive of future results; past results may not be indicative of future results; clinical trial site activation or enrollment rates that are lower than expected; loss of key personnel; changes in expected or existing competition; changes in the regulatory environment; risks relating to volatility and uncertainty in the capital markets for biotechnology companies; and unexpected litigation or other disputes. These and other factors that may cause actual results to differ from those expressed or implied are discussed in greater detail in the “Risk Factors” section of Tempest Therapeutics' Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 30, 2026, and in other documents filed by Tempest Therapeutics from time to time with the SEC. Except as required by applicable law, Tempest Therapeutics undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Tempest Therapeutics’ views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Tempest Therapeutics.

TEMPEST THERAPEUTICS, INC.
Consolidated Balance Sheets
(in thousands)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$1,805	$7,707
Prepaid expenses and other current assets	641	562
Total current assets	2,446	8,269

Property and equipment, net	545	605
Operating lease right-of-use assets	7,248	7,540
Other noncurrent assets	509	517

Total assets	$10,748	$16,931

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$585	$1,038
Accrued expenses	1,162	937
Current operating lease liabilities	1,239	1,192
Accrued compensation	325	147
Total current liabilities	3,311	3,314

Operating lease liabilities	6,615	6,949
Total liabilities	9,926	10,263

Stockholders' equity
Common stock	14	5
Additional paid-in capital	270,880	240,031
Accumulated deficit	(270,072)	(233,368)
Total stockholders' equity	822	6,668
Total liabilities and stockholders' equity	$10,748	$16,931

TEMPEST THERAPEUTICS, INC.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three months ended	Three months ended
	March 31, 2026	March 31, 2025
Expenses:
Research and development	$114	$7,627
General and administrative	5,425	3,309
Acquired in-process R&D	22,180	-

Operating loss	(27,719)	(10,936)

Other income (expense), net:
Interest expense	-	(161)
Interest and other income, net	23	237

Net loss	$(27,696)	$(10,860)
Net loss per share(1)	$(2.53)	$(3.16)

(1) Results have been adjusted to reflect the one-for-thirteen reverse stock split effected in April 2025.

Investor Contacts:

Sylvia Wheeler

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com